                                  Exhibit 99.1
                                  ------------

                                                Contact person:     Robert Hynes
                                                                  (212) 355-5200

           WHX CORPORATION AMENDS CONSENT SOLICITATION FOR ITS 10 1/2%
                              SENIOR NOTES DUE 2005

New York, N.Y.,  December 10, 2001 - WHX Corporation (NYSE: WHX) today announced
that  in  connection   with  its  "Modified  Dutch  Auction"  tender  offer  and
solicitation  of consents to certain  proposed  amendments  with  respect to its outstanding 10 1/2% Senior Notes due 2005 (the "Notes"),  which was commenced on
November 19, 2001, it is revising the proposed  amendments  as described  below, all as more fully  provided in  Supplement  No. 1 to the Offer to  Purchase  and
Consent  Solicitation  Statement.  The expiration  date for the tender offer and consent  solicitation  remains  12:00  Midnight,  New York City time, on Monday,
December 17, 2001, unless extended.

The  proposed  amendment to the covenant in the  Indenture  governing  the Notes concerning  Restricted  Payments is modified to reduce the  aggregate  amount of additional  Restricted  Payments  following January 1, 2002 that would have been permitted  by such  proposed  amendment  from $40 million to $25 million  (which amount may not be used to pay any  dividends on account of WHX's common  stock).
The  proposed  amendment  to  the  covenant  in  the  Indenture  concerning  the incurrence of indebtedness and issuance of preferred stock is withdrawn, so that no change would be made to that covenant.

The detailed terms and  conditions of the tender offer and consent  solicitation are contained in the Offer to Purchase and Consent Solicitation  Statement dated
November 19, 2001, as amended by Supplement  No.1 dated  December 10, 2001,  and the related Consent and Letter of Transmittal. All previously tendered Notes and delivered consents are subject to the terms thereof. This announcement is not an offer to purchase, a solicitation of an offer to purchase,  or a solicitation of an offer to sell  securities,  with  respect to any Notes.  The tender offer may only be made  pursuant  to the  terms  of the  Offer  to  Purchase  and  Consent
Solicitation  Statement  dated November 19, 2001, as amended by Supplement No. 1 thereto  dated  December  10,  2001,  and the  related  Consent  and  Letter  of
Transmittal.  Credit Suisse First Boston  Corporation  is the Dealer Manager and
Solicitation  Agent,  Innisfree M & A Incorporated is the Information  Agent
and Bank One, N.A. is the Depositary.  Holders of Notes can obtain copies of the
Offer to  Purchase  and  Consent  Solicitation,  Supplement  No. 1 thereto,  the
Consent and Letter of  Transmittal,  and the other  related  documents  from the
Information Agent by calling toll-free at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).  Additional  information concerning the terms of the tender  offer and consent  solicitation  may be obtained  by  contacting  Credit
Suisse First Boston Corporation at (800) 237-5022,  ext. 7675 or at 310-282-7675
(call collect).

About WHX

WHX is a holding  company that has been structured to invest in and/or acquire a diverse group of businesses on a decentralized  basis.  WHX's primary businesses currently are: Handy &  Harman,  a diversified  manufacturing  company whose strategic business segments encompass, among others, specialty wire, tubing, and fasteners, and precious metals plating and fabrication;  Unimast Incorporated, a leading  manufacturer  of steel  framing,  vinyl  trim and  other  products  for commercial and residential construction; and WHX Entertainment Corp., a co-owner of a racetrack and video lottery  facility  located in Wheeling,  West Virginia.
WHX's  other  business  consists  of the  WPC  Group,  a  vertically  integrated manufacturer  of  value-added  and flat  rolled  steel  products,  which filed a petition  for relief  under  Chapter 11 of the  Bankruptcy  Code on November 16,
2000.

Forward-Looking Statements

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking statements involve risks and uncertainty.  Although WHX believes that the assumptions underlying the forward-looking  statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the  forward-looking  statements included in this press release will prove to be  accurate.  In light of the  significant  uncertainties inherent in the  forward-looking  statements  included herein,  the inclusion of such information  should not be regarded as a representation by WHX or any other person that the objectives and plans of WHX will be achieved.